                        GUARANTEED MINIMUM DEATH BENEFIT
                             REINSURANCE AGREEMENT

CEDING COMPANY:    THE TRAVELERS INSURANCE COMPANY
                                 and
                   THE TRAVELERS LIFE AND ANNUITY COMPANY
                   (hereinafter referred to as the Ceding Company)

REINSURER:         CONTINENTAL ASSURANCE COMPANY OF CHICAGO, ILLINOIS
                   (hereinafter referred to as Continental)

EFFECTIVE DATE:    January 1, 2000

Commencing on the effective date, the Ceding Company will submit and Continental agrees to accept, the Ceding Company's Guaranteed Minimum Death Benefit (GMDB) risks as defined in Schedule B, the Accepted Coverage Schedule, subject to the provisions of this agreement.

                                TABLE OF CONTENTS

ARTICLES                         TITLE                          PAGE
I         Automatic reinsurance                                 3
II        Liability of Continental                              4
III       Reinsurance premiums and reporting                    5
IV        Errors and omissions                                  6
V         Forms                                                 7
VI        Claims                                                7
VII       Recapture                                             9
VIII      Inspection of records                                 9
IX        Confidentiality                                       9
X         Insolvency                                            11
XI        Regulatory Compliance                                 11
XII       Termination charge                                    12
XIII      Parties to the Agreement                              12
XIV       Duration of agreement                                 12
XV        Arbitration                                           14
XVI       Currency                                              14
XVII      Choice of law and forum                               15
XVIII     Dac tax                                               15
XIX       Premium Tax                                           16
XX        Notices                                               16
XXI       Entire contract                                       17

                                   SCHEDULES

A         Automatic Acceptance Limits                           19
B         Accepted Coverages                                    20
C         Premium Rates                                         21
D         Reporting Format                                      22
E         Eligible Portfolios                                   23
F         Citigroup's Global Privacy Promise                    24

                                    ARTICLE I
                              AUTOMATIC REINSURANCE

1. Beginning with the effective date of this agreement the Ceding Company will cede and Continental will accept, subject to the limits and conditions set forth in this Agreement and the Schedules attached thereto, reinsurance of the GMDB attached to the Variable Annuity Contracts issued by the Ceding Company on the contract forms listed in Schedule B. The GMDB reinsurance benefit is as described in the rider shown in Schedule A.

2. This agreement covers only the Ceding Companies liability on claims under Variable Annuity Contract forms that Continental has reviewed prior to issuance. Approved GMDB forms, Variable Annuity Contracts and Annuity Contract Forms are listed on Schedule B.

3. If the Ceding Company intends to cede to Continental liability with respect to a new annuity contract form, or a revised version of an annuity contract where the revision affects GMDB, it must provide Continental written notice of such intention together with a copy of the proposed annuity contract or revision. Continental must approve all such additions/revisions in writing. Continental will respond to the Ceding Company within thirty (30) days after receipt of the additions/revisions.

4. The Ceding Company will not change its existing published limits and rules relating to GMDB as stated in it's prospectus in effect as of January 1, 2000. Continental shall have no liability pursuant to revised limits and rules unless the Ceding Company provides written notice to Continental of such changes and Continental provides written notice to the Ceding Company that such revised limits and rules are acceptable. Continental will respond to the Ceding Company within thirty (30) days after receipt of the additions/revisions.

5. The Ceding Company may amend, substitute, add, delete investment funds to or from the annuity contract as described in the general provisions of the annuity contract. No such change will be made by the Ceding Company without prior written notification to Continental and without obtaining prior approval of the Securities Exchange Commission (in the event such approval is required under applicable law).

                                   ARTICLE II
                            LIABILITY OF CONTINENTAL

1. Continental's liability for reinsurance under this Agreement shall be coincident with that of the Ceding Company in every case, and will be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

2. In no event shall Continental have any reinsurance liability unless the Variable Annuity Contract issued by the Ceding Company is inforce and the underwriting and issuance of coverage by the Ceding Company constituted the doing of business in a jurisdiction in which the Ceding Company was properly licensed to do business at the time the contract was issued.

3. The limit on the amount of reinsurance liability to be assumed by Continental is $660,000,000 of total deposits for all contracts with contract dates between January 1, 2000 and September 30, 2000 inclusive. The Ceding Company will use this capacity by ceding to Continental on a one hundred percent (100%) quota share basis of the covered contracts until the exhaustion of the capacity (subject to the maximum reinsurance limit on the life of each annuitant set forth in Article II-4 hereof). The $660,000,000 limit will be evaluated each month by summing total deposits for each contract included in the monthly report described in Schedule D. For any month where the sum of total deposits exceeds $660,000,000, the premium paid for that month and any claim reimbursement for that month will be reduced by the ratio of the total deposits in excess of $660,000,000 to the total deposits.

4. Continental's share of the maximum purchase amount issued on the life of each annuitant shall not exceed $3,000,000 without prior notification and acceptance. The maximum purchase amount is the sum of all premium contributions less withdrawals in the Contract. For purchase amounts in excess of the maximum, where Continental has not agreed to accept the entire amount, Continental's death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts provided that the Ceding Company may elect to retain the entire amount of the death benefit liability with respect to any annuitant where the purchase price exceeds the $3,000,000 limit and Continental has not agreed to accept the entire amount.

                                  ARTICLE III
                       REINSURANCE PREMIUMS AND REPORTING

1.    REINSURANCE PREMIUMS

      Reinsurance premiums will be paid monthly in arrears. Such premiums will be determined by the application of the rates set forth in Schedule C to the amount of account value provided for each annuity insured by the Ceding Company as calculated based on the criteria defined in Schedule C.

2.    REINSURANCE REPORTING

      A. Within 30 days from the close of the calendar month, the Ceding Company will forward to Continental a statement or electronic medium reflecting the premiums due including any adjustments from the prior month. The Ceding Company will also remit a check for the balance due or will submit a request for payment for any net amount due from Continental. No interest is payable on amounts paid within thirty
            (30) days from the reporting date.

      B. If the amounts described in this Article cannot be determined by said due dates on an exact basis, such payments will be made with a generally agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

3.    UNPAID PREMIUMS

      A. If any reinsurance premium is not paid within the sixty (60) days of the due date, Continental may terminate the reinsurance on unpaid policies by giving the Ceding Company written notice of it's non payment, which notice shall give the Ceding Company a minimum of ten
            (10) days from its receipt of such written notice to make payment and prevent the termination of the reinsurance. The Ceding Company will be liable for the payment of reinsurance premiums to the effective date of termination. Failure by Continental to exercise its right under this paragraph in any specific situation will not be a waiver of Continental's right to do so at a later date.

      B.    Continental will reinstate the reinsurance at any time within sixty
            (60) days following such termination if the Ceding Company makes payment, with interest, of all reinsurance premiums due and payable up to the date of reinstatement and provides full disclosure of all claims for which it has received notice between dates of termination and reinstatement. Continental will refund with interest any termination charge that was assessed against the due and unpaid policies at the time of reinstatement. Continental will be liable for reinsurance on only those claims incurred by the Ceding Company between the dates of termination and reinstatement if the Ceding Company disclosed at the time it requested reinstatement of such policies all claims for which it has received notice. All such claims will be subject to the claims provisions specified in Article VI.

                                   ARTICLE III
                       REINSURANCE PREMIUMS AND REPORTING
                                  (CONTINUED)

      C. Balances remaining unpaid by either party for more than (30) days from the due date will incur interest retroactive from the due date of the balance to the date of actual payment. Interest amounts will be calculated using the 7-year Constant Maturity Treasury rate reported for the last working day of that calendar month in the Federal Reserve H15 Report.

4.    OFFSET

      Continental and the Ceding Company may exercise at any time the right to offset any undisputed debits or credits, liquidated or unliquidated, whether on account of premiums or on account of losses or otherwise, due from either party to the other under this agreement. This right of offset shall not be affected or diminished because of insolvency of either party to this Agreement.

5.    QUARTERLY RESERVE AND VALUATION INFORMATION

      The reserve held by Continental for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but in no event less than the required statutory reserve in the state of domicile of the Ceding Company or such other state in which it conducts business.

6.    SELF ADMINISTERED REPORTING REQUIREMENTS

      The Ceding Company will not change its existing self administered reporting practices in effect on or after the effective date, unless the Ceding Company notifies Continental in writing and Continental approves of such changes. Continental reserves the right to terminate all reinsurance, both inforce and new business, if the reporting practices of the Ceding Company deteriorate to the point that Continental cannot properly administer the risks reinsured under this agreement, provided that Continental has given the Ceding Company written notice of the inadequacies of the reporting practices and ninety (90) days to cure the reporting inadequacies.

                                   ARTICLE IV
                              ERRORS AND OMISSIONS

This Agreement will not be abrogated by the failure of either the Ceding Company or Continental to comply with any of the terms of this Agreement if it is shown that said failure was unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Ceding Company or Continental. Both parties will be returned to the position they would have occupied had no such oversight, misunderstanding or clerical error occurred. This provision will cease five years after the termination of the last contract known to be reinsured under this agreement.

                                    ARTICLE V
                                     FORMS

The Ceding Company will furnish Continental with any specimen copies of its applications, forms, and any tables of rates and values which may be required for the proper administration of the business reinsured under this agreement, and will keep Continental informed with proper documentation as to any modifications or new forms which would be required for the proper administration of reinsurance under this agreement.

                                   ARTICLE VI
                                     CLAIMS

1. The Ceding Company is solely responsible for payment of its claims under the underlying Annuity Contracts identified in Schedule B.

2. The Ceding Company will determine the Guaranteed Minimum Death Benefit for each deceased annuitant and/or owner.

3.    Claims are self administered.

4. The amount payable or paid on such claim, will be furnished to Continental when the claim payment is reported to Continental.

5. Continental will be liable to the Ceding Company for the benefits reinsured hereunder to the same extent as the Ceding Company is liable to the policyowner for such benefits, and all reinsurance will be subject to the terms and conditions of the contract under which the Ceding Company will be liable.

6. Continental will pay its share in a lump sum to the Ceding Company without regard to the form of claim settlement of the Ceding Company.

7. Continental agrees to pay to the Ceding Company a proportionate share of any interest paid out to the claimant by the Ceding Company. Continental's liability to pay interest will be discharged on the date that Continental issues payment to the Ceding Company.

8. Continental reserves the right to offset any claim payments in accordance with Article III-4.

9. Claims remaining unpaid by Continental for more then 30 days after the receipt of final papers will incur interest calculated from that date using the 7 year Constant Maturity Treasury Rate reported for the last working date of that month in the Federal Reserve H15 Report.

                                   ARTICLE VI
                                     CLAIMS
                                   (CONTINUED)

10. The Ceding Company will promptly notify Continental of its intention to contest benefits reinsured under this agreement or to assert defenses to a claim for such benefits. If Continental agrees to participate in the contest or assertion of defenses and the Ceding Company's contest of such benefits results in the reduction of its liability, Continental will share in such reduction in proportion to Continental's liability. If Continental declines to participate in the contest or assertion of defenses, Continental will discharge all of its liability by payment of the full amount of the reinsurance to the Ceding Company determined as if the Ceding Company had paid the original claim for such benefits.

11. If Continental has agreed to participate in the contest or assertion of defense, Continental will pay its share of the unusual expenses of the contest in addition to its share of the claim itself. Routine expenses incurred in the normal settlement of uncontested claims, including interpleader cases, and the salary of an officer or employee of the Ceding Company, are excluded from this provision.

12. If Continental participates in the contest, in no event will Continental participate in punitive or compensatory damages which are awarded against the Ceding Company as a result of an act, omission or course of conduct committed solely by the Ceding Company in connection with the benefits reinsured under this Agreement. Continental will, however, pay its share of statutory penalties awarded against the Ceding Company in connection with benefits reinsured under this Agreement if Continental elected to join in the contest of the coverage in question. The parties recognize that circumstances may arise in which equity would require Continental, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which Continental was an active party and directed, consented to, or ratified the act, omission, or course of conduct of the Ceding Company which ultimately results in the assessment of punitive and/or compensatory damages. In such situations, the Ceding Company and Continental would share such damages so assessed in equitable proportions. Routine expenses incurred in the normal settlement of uncontested claims, in the submission of interpleaders and the salary of an officer or employee of the Ceding Company are excluded from this provision.

13.   For purposes of this provision, the following definitions will apply:

14. "Punitive Damages" are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute;

15. "Statutory Penalties" are those amounts which are awarded as a penalty, but fixed in amount by statute;

16. "Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as penalty, nor fixed in amount by statute.

                                   ARTICLE VII
                              RECAPTURE PRIVILEGE

Recapture is not available except to the extent specifically provided herein.

                                  ARTICLE VIII
                             INSPECTION OF RECORDS

Continental will have the right, at any reasonable time, to inspect, at the office of the Ceding Company, all books, records and documents relating to the reinsurance under this Agreement.

                                   ARTICLE IX
                                CONFIDENTIALITY

1.    Privacy.

Continental agrees to treat Customer Information provided by the Ceding Company as confidential, as prescribed under Federal and State laws and regulations related to privacy. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Ceding Company. Continental may disclose such information to its retrocessionaires as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. Continental may also disclose such information to its external auditors as necessary to comply with audit requirements. Continental will take reasonable steps to assure such outside parties maintain the confidentiality of Customer Information.

Continental will furnish to the Ceding Company a copy of Continental's privacy policy upon request.

2.    Proprietary Information.

      a) The Ceding Company and Continental acknowledge that compliance with the terms of this agreement requires that they exchange Proprietary Information with each other.

      b) Proprietary Information includes, but is not limited to, business plans, trade secrets, experience studies, underwriting manuals, guidelines and decisions, applications, policy forms, quote terms, actuarial data and assumptions, valuations, financial condition, and the specific terms and conditions of this agreement.

                                   ARTICLE IX
                                CONFIDENTIALITY
                                   (CONTINUED)

      c)    Proprietary Information will not include information that:

                  i. is or becomes available to the general public other than as a result of disclosure by the party receiving the information (hereinafter the "Recipient");

                  ii.   is developed independently by the Recipient;

                  iii. is acquired by the Recipient from a third party that is not known by the Recipient to be bound to keep the information confidential; or

                  iv. was already within the possession of the Recipient, and not subject to a confidentiality agreement, prior to being furnished by the other party.

3. Continental and the Ceding Company shall hold all Proprietary Information received from the Ceding Company in confidence and will not disclose such information except to their own directors, officers, employees, affiliates, and advisors (collectively the "Representatives") who need to know such information in connection with the proper execution of this agreement. Continental and the Ceding Company shall inform all Representatives of the confidentiality of the Proprietary Information and will direct such Representatives to treat the information accordingly.

4. Continental may disclose Proprietary Information to its retrocessionaires or MIB as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. The Ceding Company or Continental may disclose Proprietary Information to its external auditors as necessary to comply with audit requirements. The parties will take reasonable steps to assure such outside parties maintain the confidentiality of such Proprietary Information.

5. Either party may disclose Proprietary Information when legally compelled to do so. In such event, the party so compelled will provide the other party with prompt notice prior to disclosure so that the other party may seek an appropriate remedy.

6. Continental agrees to comply with Citigroup's Global Privacy Promise as attached hereto in Schedule F and made a part hereof.

7. The provisions of this Article survive for two years beyond the termination of the last in force policy reinsured under this Agreement. Continental will always comply with the law.

                                    ARTICLE X
                                   INSOLVENCY

1. In the event of insolvency of either the Ceding Company or Continental, any debits or credits due the other party, whether matured or unmatured, under this agreement or any other agreement, which exists on the date of the entry of a receivership or liquidation order, shall be deemed mutual debits or credits as the case may be and shall be off set and only the balance shall be allowed or paid.

2. In the event of insolvency of the Ceding Company, Continental's liability for claims will continue to be in accordance with the terms of the agreement. Payment of reinsurance claims less any reinsurance premiums due Continental will be made directly to the liquidator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

3. In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor will give Continental written notice of any pending claim and Continental may, at its own expense, investigate the claim and interpose any defense which it deems appropriate to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense by Continental, an equitable share of the expenses incurred by Continental will be chargeable to the Ceding Company as part of the expense of liquidation.

4. Continental's liability will not increase as a result of the insolvency of the Ceding Company.

5. In the event of the insolvency of Continental, the liability of Continental shall not terminate (unless the Ceding Company so terminates this Agreement pursuant to its rights under Article X-6 or Article XIV herein) but shall continue with respect to the reinsurance ceded to Continental by the Ceding Company prior to the date of such insolvency, and the Ceding Company shall have a security interest in any and all sums held by or under deposit in the name of Continental.

6. If the event in the paragraph above occurs, Continental shall have the right within the sixty (60) day to transfer all new and existing reinsurance ceded and all rights and obligations under this Agreement to another reinsurer, subject to approval of the reinsurer by the Ceding Company, and upon terms and conditions acceptable to the Ceding Company; provided that the Ceding Company may recapture any new or existing reinsurance ceded (and/or to reinsure such business with another reinsurer) by providing Continental with prior written notice of its intent to recapture such new or existing reinsurance ceded or to reinsure such reinsurance with another reinsurer.

                                   ARTICLE XI
                              REGULATORY COMPLIANCE

Continental agrees to maintain licenses, provide any required security and to comply with other regulations to the extent necessary for the Ceding Company to receive statutory reserve credit in all jurisdictions in which the Ceding Company is licensed as of the Effective Date of this Agreement.

                                   ARTICLE XII
                               TERMINATION CHARGE

If Continental exercises its rights to terminate all new and existing inforce reinsurance on unpaid policies as stipulated in Article III-3, an appropriate charge will be determined by, and paid to, Continental. Such termination charge will be equal to the costs involved (including legal fees) necessary to recover the unpaid premiums. The unpaid premiums will be measured from the due date to the date of termination and the costs to recover the unpaid premiums will be measured from the date of termination.

                                  ARTICLE XIII
                            PARTIES TO THE AGREEMENT

This is an Agreement for indemnity reinsurance solely between the Ceding Company and Continental. The acceptance of reinsurance hereunder will not create any right or legal relation whatsoever between Continental and any annuitant, policyowner or any beneficiary under any contracts of the Ceding Company which may be reinsured hereunder.

                                   ARTICLE XIV
                              DURATION OF AGREEMENT

1. This Agreement will be effective on and after the Effective Date stated on the cover page. Other than for nonpayment of reinsurance premiums, failure to comply with reporting requirements and/or as provided below, the Agreement is unlimited in duration but may be amended by mutual consent of the Ceding Company and Continental.

2. This Agreement may be terminated as to new reinsurance by either party's giving ninety (90) days written notice to the other, effective one year after date of this agreement.

3. Notwithstanding anything to the contrary contained herein, the Ceding Company shall have the option of terminating this Agreement for new and/or existing business upon delivery of thirty (30) calendar days written notice to Continental, after the occurrence of any of the following events.

            A. In the event Continental is rated below the minimum acceptable rating by two or more of the following rating agencies, all new and existing reinsurance ceded under this Agreement may be terminated and recaptured by the Ceding Company or transferred by Continental to another reinsurer as specified below. If the rating agency materially changes its method of calculating its rating, the minimum acceptable rating set forth below shall be revised to the nearest new method equivalent rating.

       Rating Agency         Minimum Acceptable Rating
------------------------  -------------------------------
1. A.M. Best              B- (general corporate rating)

2. Standard & Poor's      BBB- (claim paying ability)

3. Duff and Phelps        BBB- (claim paying ability)

4.    Moody 's            Baa3 (claim paying ability)

                                   ARTICLE XIV
                              DURATION OF AGREEMENT
                                   (CONTINUED)

            B. Continental's domicilary state's insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation, placement on a "watch list".

            C. An order appointing a receiver, conservator or trustee for management of Continental is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Continental.

            D. The statutory capital and surplus of Continental falls below the NAIC Authorized Control Level Risk Based Capital.

            E. The Ceding Company loses reserve credit in a jurisdiction in which it was licensed on the Effective Date of this Agreement and the Ceding Company and Continental have not been able to correct the loss of reserve credit within ninety (90) days after receiving notice of the loss.

4. If this Agreement is terminated for new and existing business, Continental shall be relieved of all liability to the Ceding Company for claims incurred following the termination date of this Agreement under such underlying variable annuity contracts issued by the Ceding Company.

5. If this Agreement is terminated for new business only, Continental will remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of this Agreement for new business.

6. Neither party shall have the right to assign or transfer any portion of the rights, duties and obligations of the other party under the terms and conditions of this Agreement without the prior written approval of the other party, subject to the terms of Article X-6.

                                   ARTICLE XV
                                  ARBITRATION

1. It is the intention of Continental and the Ceding Company that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If Continental or the Ceding Company cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration.

2. Disagreements between Continental and the Ceding Company will be submitted to three arbitrators who must be current or former officers of other life insurance companies or life reinsurance companies. Within sixty (60) days of the date of notice of the intent to submit the dispute to arbitration, Continental and the Ceding Company will each appoint one arbitrator and the third will be selected by these two arbitrators. If agreement cannot be reached on the selection of the third arbitrator, each arbitrator will nominate three (3) candidates within ten (10) days thereafter, two of whom the other will decline, and the decision will be made by drawing lots.

3. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

4. The arbitration hearing will be held on the date fixed by the arbitrators. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearings, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators will issue a written decision. In their decision, the arbitrators will apportion the costs of arbitration, which will include but not be limited to their own fees and expenses, as they deem appropriate. Should the arbitrators fail to do so, each party shall bear the expense of its own arbitration and outside attorney fees and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration shall be apportioned by the arbitrators.

                                   ARTICLE XVI
                                    CURRENCY

All currency will be payable in United States dollars.

                                  ARTICLE XVII
                             CHOICE OF LAW AND FORUM

Illinois law will govern the terms and conditions of the Agreement. In the case of an arbitration, the arbitration hearing will take place in Chicago, Illinois, and the Uniform Arbitration Act will control except as provided in Article XIII.

                                  ARTICLE XVIII
                           DAC TAX ELECTION STATEMENT

1. The Ceding Company and Continental hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election will be effective January 1, 2000 and all subsequent taxable years for which this agreement remains in effect.

2. The term "party" will refer to either the Ceding Company or Continental as appropriate.

3. The terms used in this article are defined by reference to Regulation 1.848-2 in effect December 1992.

4. The party with net positive consideration for this agreement for each taxable year will capitalize specified IRS policy acquisition expenses with respect to this agreement without regard to the general deductions limitation of Section 848(c)(l).

5. Both parties agree to exchange information pertaining to the amount of net consideration under this agreement each year to ensure consistency or is otherwise required by the Internal Revenue Service.

6. Continental will submit a schedule to the Ceding Company by February 1, of each year of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement stating that Continental will report such net consideration in its tax return for the preceding calendar year.

7. The Ceding Company may contest such calculation by providing an alternative calculation to Continental within 30 days of the Ceding Company's receipt of Continental's calculation. If the Ceding Company does not so notify Continental, Continental will report the net consideration as determined by Continental in Continental's tax return for the preceding calendar year.

8. If the Ceding Company contests Continental's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Ceding Company submits its alternative calculation. If the Ceding Company and Continental reach agreement on an amount of the net consideration, each party will report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XIX
                                   PREMIUM TAX

Continental will not be responsible for any taxes incurred now or in the future, directly or indirectly, by the ceding company or its affiliated companies on the underlying variable annuity contracts.

                                   ARTICLE XX
                                    NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, sent via electronic mail, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

                        TRAVELERS:        Ms. Heather Kallquist
                                          Director
                                          Travelers Life and Annuity
                                          (Regular Mail)
                                          PO Box 990028
                                          Hartford, CT 06199-0028

                                          (Fed Ex, UPS etc.)
                                          One Ciryplace
                                          Hartford, CT 06103-3415

                                          Telephone: (860) 308-6693
                                          Fax: (860)308-3905

                        CONTINENTAL:      Mr. Jeffrey S. Katz
                                          President, CNA Life Reinsurance
                                          CNA Insurance Companies
                                          CNA Plaza, 10N
                                          Chicago, IL 60685
                                          Telephone (312)822-7041
                                          Fax: (312)822-2144

Notice shall be deemed given on the date it is received in the mail, received by electronic mail, or sent by facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

                                   ARTICLE XXI
                                 ENTIRE CONTRACT

This agreement will constitute the entire agreement between the parties with respect to the business being reinsured thereunder and that there are no understandings between the parties other than in the agreement.

Any changes or modifications to the agreement will be null and void unless made by amendment to the agreement and signed by both parties.

CONTINENTAL ASSURANCE COMPANY OF CHICAGO, ILLINOIS

By: /s/ Jeffrey S. Katz                       Attest: [ILLEGIBLE]
    ---------------                                   -----------
Date of Signatures: 26 Nov 2003

THE TRAVELERS INSURANCE COMPANY

By: [ILLEGIBLE]                               Attest: [ILLEGIBLE]
    -----------                                       -----------
Title: 2nd VP & Actuary                       Title:  Counsel

Date of Signatures : 11/12//03

THE TRAVELERS LIFE AND ANNUITY COMPANY

By: [ILLEGIBLE]                               Attest: [ILLEGIBLE]
    -----------                                       ----------
Title: 2nd VP & Actuary                       Title:  Counsel

Date of Signatures: 11/12/03

                                    SCHEDULES

SCHEDULE A                AUTOMATIC ACCEPTANCE LIMITS

SCHEDULE B                ACCEPTED COVERAGES

SCHEDULE C                PREMIUM RATES

SCHEDULE D                REPORTING FORMAT

SCHEDULE E                SUB-ACCOUNTS

SCHEDULE F                CITIGROUP'S PRIVACY PROMISE

                                   SCHEDULE A

                           AUTOMATIC ACCEPTANCE LIMITS

GUARANTEED MINIMUM DEATH BENEFITS (GMDB)

The GMDB reinsured hereunder are provided on all new Universal Annuity contracts with contract dates between January 1, 2000 and September 30, 2000, inclusive. Contracts issued on or after October 1, 2000 will not be covered under this Agreement.

Reinsurance coverage of claims under the terms of this agreement will be the greater of zero and the GMDB amount less the cash surrender value of the contract as of the date that proof of death is received by the Ceding Company. The cash surrender value equals the account value less all surrender charges applicable as of the date proof of death is received by the Ceding Company.

The GMDB reinsured under the terms of this Agreement is described in the forms attached to this schedule.

                                   SCHEDULE B

                           ACCEPTED COVERAGE SCHEDULE

New business written on Travelers Universal Annuity as governed by the prospectus dated May 1, 1999.

The following policy forms are included in this agreement:

LVA - FPG(u) (ET AL.) (GROUP) WITH DEATH BENEFIT ENDORSEMENT L - 12862

LVA - FPU-A (ET AL.) (INDIVIDUAL) WITH DEATH BENEFIT ENDORSEMENT L - 12861

                                   SCHEDULE C

                             PREMIUM RATE SCHEDULE

The Adjusted Aggregate Account Value is the sum of the Account Values in all of the Ceding Companies Universal Annuities subject to this Agreement minus the portion of the Account Value of individual contracts that is attributable to amounts in excess of the maximum purchase amount (as described in Article II-4) which have not been accepted by Continental. For individual contracts, the portion of the Account Value that is attributable to amounts not accepted by Continental will be determined by multiplying the total Account Value by the ratio of total purchase amount not accepted by Continental to the total purchase amount.

The premium is a flat annual rate of 6.0 basis point charge applied to the Adjusted Aggregate Account Value. This premium will be charged at the monthly rate of .50 basis points times the average monthly Adjusted Aggregate Account Value. The Average Monthly Adjusted Aggregate Account Value is defined as the beginning of the month Adjusted Aggregate Account Value plus end of the month Adjusted Aggregate Account Value, divided by two. If the sum of total deposits for all reinsured contracts exceeds $660,000,000, the premium will be adjusted as described in Article II-3.

Continental reserves the right, subject to a 90 day written notice, to change the premium rate for both inforce and new business on any reinsurance anniversary date. For inforce business the rate will not be increased above 1.5 times the initial rate.

                                   SCHEDULE D

                            MONTHLY REPORTING FORMAT

Within 30 days after the end of each calendar month, the Ceding Company will furnish Continental an electronic and summarized paper report for the reinsurance account, valued as of the last day of that month. The report will indicate for all inforce annuitants the following information:

Field #    Field Name                           Description
 1       CO                    Direct Writing Company (TIC or TLAC)
 2       Name                  Insured Name
 3       Sex                   Insured Sex
 4       DOB                   Date of Birth
 5       SSN                   Social Security Number
 6       Acct. Number          Account Number for Contract
 7       Effective Date        Effective Date of Contract
 8       Contract Value        Account Value (Fund Level)
 9       Cash Surrender Value  Cash Surrender Value (Contract Level)
10       PAC                   Premium Available for Surrender Charge (Contract Level)
11       GMDB                  Guaranteed Minimum Death Benefit (Contract Level)
12       NAR                   Net Amount at Risk (Contract Level)
13       SCNAR                 Surrender Charge Net Amount at Risk (Contract Level)
14       PEC                   Premium Exempt from Surrender Charge (Contract Level)
15       Total Deposits        Total Deposits (Fund Level)
16       Total Surrenders      Total Surrenders (Fund Level)
17       Age                   Issue Age of Insured
18       M&E                   Mortality and Expense Charge
19       FUND                  Fund Code / Accumulator Code / Service Code
20       MKTPGM                Tax Status (Qualified or NonQualified)

                                   SCHEDULE E

                     ELIGIBLE PROTFOLIOS FOR ACCOUNT VALUES

                            MANAGED SEPARATE ACCOUNTS
                            -------------------------

Travelers Growth and Income Stock Account  Travelers Timed Aggressive Stock Account
Travelers Money Market Account             Travelers Timed Growth and Income Stock Account
Travelers Quality bond Account             Travelers Timed Short-Term Bond Account

                    TRAVELERS FUND U FOR VARIABLE ANNUITIES
                    ---------------------------------------

Capital Appreciation Fund                       FIDELITY'S VARIABLE INSURANCE PRODUCTS FUND II
Dreyfus Stock Index Fund                                  VIP II Asset Manager Portfolio
High Yield bond Trust                           TEMPLETON VARIABLE PRODUCTS SERIES FUND
Managed Assets Trust                                      Templeton Asset Alloc. Fund (class I)
AMERICAN ODYSSEY FUNDS INC                                Templeton Bond Fund (class I)
       Core Equity Fund                                   Templeton Stock Fund (class I)
       Emerging Opportunities Fund              TRAVELERS SERIES FUND, INC.
       Global High Yield Bond Fund                        Alliance Growth Portfolio
       Intermediate Term Bond Fund                        MFS Total Return Portfolio
       International Equity Fund                          Putnam Diversified Income Portfolio
       Long Term Bond Fund                                Smith Barney High Income Portfolio
DREYFUS VARIABLE INVESTMENT FUND                          Smith Barney International Equity Portfolio
       Small Cap Portfolio                                Smith Barney Large Cap Value Portfolio
FIDELITY'S VARIABLE INSURANCE PRODUCTS FUND     TRAVELERS SERIES TRUST
       VIP Equity Income Portfolio                        Disciplined Mid Cap Stock Portfolio
       VIP Growth Portfolio                               Social Awareness Stock Portfolio
       VIP High Income Portfolio                          U. S. Government Securities Portfolio
                                                          Utilities Portfolio

                                   SCHEDULE F

                       CITIGROUP'S GLOBAL PRIVACY PROMISE

While information is the cornerstone of our ability to provide superior service, our most important asset is our customer's trust. Keeping customer information secure, and using it only as our customers would want us to, is a top priority for all of us at Citigroup. Here then, is our promise to our individual customers, which we will implement:

      1. We will safeguard, according to strict standards of security and confidentiality, any information our customers share with us.

      2. We will limit the collection and use of customer information to the minimum we require to deliver superior service to our customers, which include advising our customers about our products, services and other opportunities, and to administer our business.

      3. We will permit only authorized employees, who are trained in the proper handling of customer information, to have access to that information. Employees who violate our Privacy Promise will be subject to our normal disciplinary process.

      4. We will not reveal customer information to any external organization unless we have previously informed the customer in disclosures or agreements, have been authorized by the customer, or are required by law.

      5. We will always maintain control over the confidentiality of our customer information. We may, however, facilitate relevant offers from reputable companies. These companies are not permitted to retain any customer information unless the customer has specifically expressed interest in their products or services.

      6. We will tell customers in plan language initially, and at lest once annually, how they may remove their names from marketing lists. At any time, customers can contact us to remove their names from such lists.

      7. Whenever we hire other organizations to provide support services, we will require them to conform to our privacy standards and allow us to audit them for compliance.

      8. For purposes of credit reporting, verification and risk management, we will exchange information about our customers with reputable reference sources and clearinghouse services.

      9. We will not use or share - internally or externally - personally identifiable medical information for any purpose other than the underwriting or administration of a customer's policy, claim or account, or as disclosed to the customer when the information is collected, or to which the customer consents.

      10. We will attempt to keep customer files complete, up-to-date, and accurate. We will tell our customers how and where to conveniently access their account information (except when we're prohibited by law) and how to notify us about errors which we will promptly correct.

We will continuously assess ourselves to ensure that customer privacy is respected. We will conduct our business in a manner that fulfills our Promise in the many nations in which we do business.

                                   ENDORSEMENT

This endorsement is made a part of this contract at its Date of Issue.

The "Benefits" provision is amended by deleting the provision and replacing it with the following:

If the Annuitant is living on the Maturity Date of the basic contract which is shown in the CONTRACT SUMMARY We will pay to you the first of a series of Annuity payments. You as provided in this contract, may instead elect:

      1.    another form of Annuity or Income,

      2. an earlier date for the start of an Annuity or Income, or both.

The dollar amounts of Annuity or Income payments will be determined as described in

      1.    the ANNUITY PROVISIONS; or

      2.    the INCOME PROVISIONS.

If the Annuitant dies before age 75 and before Annuity or Income Payments begin, we will, after receipt of due proof of the Annuitants death, pay the beneficiary the greater of 1), 2), or 3) below, less any applicable premium tax, or outstanding loans as of the date of receipt of due proof of death;

      1.    the Cash Value of the basic contract;

      2. the gross premium paid under the basic contract less any surrenders not previously deducted; or

      3. the Cash Value of the basic contract on the fifth contract year anniversary immediately preceding the date of receipt of due proof of the death by us less any surrenders not previously deducted;

If the Annuitant dies on or after age 75 and before Annuity or Income Payments begin, we will, after receipt of due proof of the Annuitant's death, pay the beneficiary'

      1. the Cash Value of the Basic contract, less any applicable premium tax, or outstanding loans.

The Cash Value will be determined as of the next valuation following receipt of due proof of death by us at our office.

                                                 THE TRAVELERS INSURANCE COMPANY

L - 12861

                                   ENDORSEMENT

This endorsement is made a part of this contract at its Date of Issue.

The "Benefits" provision is amended by deleting the provision and replacing it with the following:

If the Participant is living on the Participant's Annuity Commencement Date:

      1.    we will apply the Participant's Interest to provide an Annuity; and

      2.

      3. we will pay to you or that Participant, as provided in the Plan, the first of a series of Annuity payments.,

You or the Participant, as provided in the Plan, may elect:

      1.    another form of Annuity or Income; or

      2. an earlier date for the commencement of an Annuity or an Income, or both:

as provided in this contract. We will determine the dollar amount of annuity or Income Payments as described in the Annuity Provision or the Income Provisions.

If:

      1. a Participant's Interest is to be applied to effect an Annuity or Income Option; and

      2. that Interest is other than the Cash Value of that Participant's Individual Accounts;

we must receive your instructions at least 30 days before that Participant's first Annuity or Income Payment is to be made.

If the Participant dies before age 75 while this contract continues and before the payment of that Participant's Annuity or Income, we will, after receipt of due proof of that Participant's death, pay to you or that Participant's beneficiary as provided in the Plan, the greater of 1), 2), or 3) below, less any applicable premium tax or outstanding loans as of the date of receipt of due proof of death:

      1.    the Cash Value of the Participant's Account;.

      2. the gross premium paid under that Participant's Account less any surrenders not previously deducted; or

      3. the Cash Value of that Participant's Account of the fifth year anniversary of the Effective Date of the certificate immediately preceding the date of receipt by us of due proof of that Participant's death less any surrenders not previously deducted.

If the Participant dies on or after age 75 while this contract continues; and before the payment of that Participant's Annuity or Income, we will, after receipt of due proof of that Participant's death, pay to you or that Participant's beneficiary, s provided in the Plan:

      1. the Cash Value of the Participant's Account, less any applicable premium tax, or outstanding loans not previously deducted.

The Cash Value of the Participant's Account will be determined as of the next valuation following receipt by us at our office of due proof of that Participant's death.

                                                 THE TRAVELERS INSURANCE COMPANY

L - 12862                                                        Tic Ed. 5-94

                               NOVATION AGREEMENT

This Novation Agreement is made effective as of January 1, 2002 among Munich American Reassurance Company of Atlanta, Georgia (hereafter referred to as "MARC"), CITICORP LIFE INSURANCE COMPANY (HEREAFTER REFERRED TO AS THE "CEDING COMPANY") and Continental Assurance Company of Chicago, Illinois (hereafter referred to as "Continental").

WHEREAS Continental, as a result of the sale of its Life Reinsurance Strategic Business Unit, wishes to transfer and assign the reinsurance contracts and treaties listed in Schedule A attached hereto (collectively, the "Reinsurance Agreements") as of the Effective Date and all of Continental's rights, duties, obligations and liabilities under each of the Reinsurance Agreements to MARC in order that Continental will be relieved of all of its rights, duties, obligations and liabilities under the Reinsurance Agreements; and

WHEREAS the Ceding Company wishes to consent and agree to such transfer and assignment.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Continental hereby transfers and assigns, as of the Effective Date, each of the Reinsurance Agreements and all of Continental's rights, duties, obligations and liabilities thereunder to MARC.

2. MARC hereby accepts such transfer and assignment and agrees with each of Continental and the Ceding Company that MARC shall be bound by all of the terms and conditions of the Reinsurance Agreements, shall enjoy all of Continental's rights under and shall perform all of Continental's duties, obligations and liabilities under the Reinsurance Agreements to the same extent as if MARC had been the original party to the Reinsurance Agreements instead of Continental.

3.    The Ceding Company

      a) consents to the transfer and assignment of the Reinsurance Agreements and all of Continental's rights, duties, obligations and liabilities thereunder from Continental to MARC, agrees that MARC shall enjoy and shall be entitled to enforce all of Continental's rights under the Reinsurance Agreements and agrees that all of Continental's duties, obligations and liabilities under the Reinsurance Agreements shall be performed by MARC as if MARC had been the original party to the Reinsurance Agreements instead of Continental; and

      b) releases and forever discharges Continental from the observance and performance of any of the terms and conditions of the Reinsurance Agreements and all of Continental's duties, obligations and liabilities under the Reinsurance Agreements and from all claims, demands, actions and causes of action which the Ceding Company ever had, now has or may hereafter have against Continental in any way arising out of, resulting from or related to the Reinsurance Agreements or the transfer and assignment referenced herein.

4. MARC and the Ceding Company hereby ratify and confirm the Reinsurance Agreements as agreements solely between them and agree that the Reinsurance Agreements shall continue between them unaltered and in full force and effect in accordance with its terms and conditions.

5. Each party agrees to do all things necessary to give full effect to this Novation Agreement.

6. This Novation Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                          NOVATION AGREEMENT

IN WITNESS WHEREOF THE parties have executed this Novation Agreement as of JANUARY 1, 2002.

FOR: CONTINENTAL ASSURANCE COMPANY OF CHICAGO, ILLINOIS

By: [ILLEGIBLE]                            Attest: [ILLEGIBLE]
    -----------                                    -----------
Title: SRVP & SR Financial Officer         Title: AVP & Asst Secretary

FOR: MUNICH AMERICAN REASSURANCE COMPANY OF ATLANTA, GEORGIA

By: [ILLEGIBLE]                            Attest: [ILLEGIBLE]
    -----------                                    -----------
Title: AVP & Actuary                       Title: Assistant Secretary

FOR:  CITICORP LIFE INSURANCE COMPANY

By: [ILLEGIBLE]                            Attest: [ILLEGIBLE]
    -----------                                    -----------
Title: 2nd VP & Actuary                    Title: VP & Actuary

                                  AMENDMENT 2
                              EFFECTIVE MAY 3,2010
                                     TO THE
             GUARANTEED MINIMUM DEATH BENEFIT REINSURANCE AGREEMENT
                            EFFECTIVE JANUARY 1,2000
                                (THE "AGREEMENT")

                                     BETWEEN

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                            OF HARTFORD, CONNECTICUT
                             (THE "CEDING COMPANY")

                                       AND

                       MUNICH AMERICAN REASSURANCE COMPANY
                               OF ATLANTA, GEORGIA
                          (THE "REINSURANCE COMPANY")

WHEREAS, Continental Assurance Company novated to Munich American Reassurance Company on January 1, 2002;

WHEREAS, Travelers Life Insurance Company's name changed to MetLife Insurance Company of Connecticut on May 1, 2006;

WHEREAS, Travelers Life and Annuity Company's name changed to MetLife Life and Annuity Company of Connecticut on May 1, 2006;

WHEREAS, MetLife Life and Annuity Company of Connecticut merged into MetLife Insurance Company of Connecticut on December 7, 2007;

WHEREAS, the Ceding Company and the Reinsurer (collectively, the "Parties") acknowledge that historically updates or changes to the Eligible Portfolios for Account Values, as listed in Schedule E, have been effected via notice to the Reinsurer from the Ceding Company, but have not previously been memorialized in any formal amendment to the Agreement. Going forward the Parties wish to document any updates or changes to Schedule E, Eligible Portfolios for Account Values, by amendment;

NOW THEREFORE, effective May 3, 2010, Schedule E is hereby replaced in its entirety by the attached Schedule E to reflect the most current Eligible Portfolios for Account Values.

All terms, provisions, and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

Munich Re Treaty No. 2515
Amendment No. 4

In witness of the above, the Ceding Company and the Reinsurer have by their respective officers executed and delivered this Agreement, effective May 3, 2010.

METLIFE INSURANCE COMPANY OF CONNECTICUT, IN ITS OWN RIGHT AND AS SUCCESSOR OF INTEREST TO METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
Hartford, Connecticut

/s/ Roberto Baron
------------------------------------
Signature
Roberto Baron
Vice President

MUNICH AMERICAN REASSURANCE COMPANY
Atlanta, Georgia

/s/ Paul Myers                              /s/ Melinda Dressler
------------------------------------        ------------------------------------
Signature                                   Signature
Paul Myers                                  Melinda Dressler
VP & Marketing Actuary, Marketing           2nd Vice President, Treaty
Life Reinsurance                            Life Reinsurance

Munich Re Treaty No. 2515
Amendment No.

                                   SCHEDULE E
                     ELIGIBLE PORTFOLIOS FOR ACCOUNT VALUES

                                Universal Annuity
                         Fund Line Up as of May 3, 2010

TRUST NAME: FIDELITY(R) VARIABLE INSURANCE PRODUCTS FUND
PORTFOLIO NAMES:          VIP Contrafund(R) Portfolio                                                       Service Class 2
                          VIP Equity-Income Portfolio                                                       Initial Class
                          VIP High Income Portfolio(x)                                                      Initial Class
                          VIP Mid Cap Portfolio                                                             Service Class 2

TRUST NAME: FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
PORTFOLIO NAMES:          Franklin Small-Mid Cap Growth Securities Fund(x)                                  Class 2
                          Templeton Developing Markets Securities Fund                                      Class 2
                          Templeton Foreign Securities Fund                                                 Class 2

TRUST NAME: JANUS ASPEN SERIES
PORTFOLIO NAMES:          OVERSEAS PORTFOLIO                                                                Service Shares

TRUST NAME: LEGG MASON PARTNERS VARIABALE EQUITY TRUST
PORTFOLIO NAMES:          Legg Mason ClearBridge Variable Aggressive Growth Portfolio(x)                    Class I
                          Legg Mason ClearBridge Variable Fundamental All Cap Value Portfolio               Class I
                          Legg Mason ClearBridge Variable Small Cap Growth Portfolio                        Class I

TRUST NAME: LEGG MASON PARTNERS VARIABLE EQUITY TRUST
PORTFOLIO NAMES:          Legg Mason ClearBridge Variable Appreciation Portfolio                            Class I
                          Legg Mason ClearBridge Variable Large Cap Growth Portfolio                        Class I
                          Legg Mason ClearBridge Variable Large Cap Value Portfolio                         Class I
                          Legg Mason Global Currents Variable International All Cap Opportunity Portfolio(x)
                          Legg Mason Investment Counsel Variable Social Awareness Portfolio

TRUST NAME: LEGG MASON PARTNERS VARIABLE INCOME TRUST
PORTFOLIO NAMES:          Legg Mason Western Asset Variable Adjustable Rate Income Portfolio

TRUST NAME: MET INVESTORS SERIES TRUST
PORTFOLIO NAMES:          Batterymarch Growth and Income Portfolio                                         Class A
                          BlackRock High Yield Portfolio                                                   Class A
                          BlackRock Large-Cap Core Portfolio                                               Class E
                          Clarion Global Real Estate Portfolio                                             Class A

Munich Re Treaty No. 2515
Amendment No. 4

TRUST NAME: MET INVESTORS SERIES TRUST CONTINUED
                          Dreman Small-Cap Value Portfolio                                                 Class A
                          Harris Oakmark International Portfolio                                           Class A
                          Invesco Small Cap Growth Portfolio                                               Class A
                          Janus Forty Portfolio                                                            Class A
                          Lazard Mid Cap Portfolio                                                         Class A
                          Loomis Sayles Global Markets Portfolio                                           Class A
                          Lord Abbett Bond Debenture Portfolio                                             Class A
                          Lord Abbett Growth and Income Portfolio                                          Class B
                          MFS(R) Research International Portfolio                                          Class B
                          Oppenheimer Capital Appreciation Portfolio                                       Class A
                          PIMCO Inflation Protected Bond Portfolio                                         Class A
                          PIMCO Total Return Portfolio                                                     Class B
                          Pioneer Fund Portfolio                                                           Class A
                          Pioneer Strategic Income Portfolio                                               Class A
                          SSgA Growth and Income ETF Portfolio                                             Class B
                          SSgA Growth ETF Portfolio                                                        Class B
                          Third Avenue Small Cap Value Portfolio                                           Class B
                          Van Kampen Comstock Portfolio                                                    Class B

TRUST NAME: METROPOLITAN SERIES FUND, INC.
PORTFOLIO NAMES:          Barclays Capital Aggregate Bond Index Portfolio                                  Class A
                          Black Rock Legacy Large Cap Growth Portfolio                                     Class A
                          BlackRock Aggressive Growth Portfolio                                            Class D
                          BlackRock Bond Income Portfolio                                                  Class A
                          BlackRock Diversified Portfolio                                                  Class A
                          BlackRock Money Market Portfolio                                                 Class A
                          MetLife Aggressive Allocation Portfolio                                          Class B
                          MetLife Conservative Allocation Portfolio                                        Class B
                          MetLife Conservative to Moderate Allocation Portfolio                            Class B
                          MetLife Mid Cap Stock Index Portfoliox                                           Class A
                          MetLife Moderate Allocation Portfolio                                            Class B
                          MetLife Moderate to Aggressive Allocation Portfolio                              Class B
                          MetLife Stock Index Portfolio                                                    Class A
                          MFS(R) Total Return Portfolio                                                    Class F
                          MFS(R) Value Portfolio                                                           Class A
                          Morgan Stanley EAFE(R) Index Portfolio                                           Class A
                          Oppenheimer Global Equity Portfolio                                              Class A
                          Russell 2000(R) Index Portfolio -                                                Class A

Munich Re Treaty No. 2515
Amendment No. 4